Exhibit 4.b

                                                    Executed in 7 Parts
                                                      Counterpart No. (   )



                       NATIONAL MUNICIPAL TRUST

                               SERIES 188

                      REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement dated October 21, 1996 among Prudential Securities Incorporated, as Depositor, The
Chase Manhattan Bank, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Municipal Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated September 6, 1989, as amended. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                             WITNESSETH THAT:


            In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                  Part I.

                  STANDARD TERMS AND CONDITIONS OF TRUST


            Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

      A. Article I, entitled "Definitions" shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

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                                      -2-


                  "1.   "Additional Bonds" shall mean such Bonds
            (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

                  "2.   "Additional Deposited Units" shall mean
            such Deposited Units (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

                  "3.   "Additional Securities" shall mean such
            Securities (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement. "Additional Securities" may consist of "Additional Bonds" and/or "Additional Deposited Units."

                  "4.   "Additional Units" shall mean such Units
            (as defined herein) as are issued in respect of Additional Securities."

                  "11.  "Deferred Sales Charge" shall mean any
            deferred sales charge payable in accordance with the provisions of Section 3.15 hereof, as set forth in the prospectus for a Trust."

                  "32. "Supplemental Reference Trust Agreement"
            shall mean a document pursuant to which Additional
            Units are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

            and to insert the following language in renumbered paragraph (6) defining "Bonds" after each reference to Reference Trust Agreement:

                  "and Supplemental Reference Trust
                  Agreements"

            and to replace the last word in renumbered paragraph
            (6) defining "Bonds" with the word "relate"

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                                      -3-

            and to insert the following language in renumbered

            paragraph (10) defining "Contract Bonds" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:

                  "(ii) Bonds listed in schedules of
                  Supplemental Reference Trust Agreements"

            and to add the following language to the end of renumbered paragraph (28) defining "Securities":

                  "deposited in trust and listed on a
                  schedule attached to the Reference Trust
                  Agreement or on any schedule of a
                  Supplemental Reference Trust Agreement."

            and to amend renumbered paragraph (33) defining
            "Trustee" as follows:

                  "Trustee shall mean The Chase Manhattan
                  Bank, or any successor trustee appointed as hereinafter provided."

            and to add the following language to the end of renumbered paragraph (36) defining "Unit":

                  "hereof and increased by the number of
                  Additional Units created pursuant to
                  Section 2.05 hereof."

      B.    Article II, entitled "Deposit of Securities;
            Acceptance of Trust; Issuance of Units; Form of
            Certificates", shall be amended to add a new Section
            2.05 entitled "Deposit of Additional Securities" to read as follows:

                  "From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional

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                                      -4-


                  Contract Securities")) and Cash (as
                  defined below), if Cash is an asset of

                  the Trust immediately prior to the
                  supplemental deposit, provided that each deposit of Additional Securities and
                  Cash, if any, deposited during the
                  90-day period following the first
                  deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities
                  (including Contract Bonds) and shall
                  exactly replicate Cash (other than Cash
                  to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract
                  Bonds) and Cash (other than Cash to be
                  distributed only to the Sponsor or in
                  respect of Units issued and outstanding
                  prior to the deposit) held in the Trust
                  immediately prior to each such deposit.
                  For purposes of this Section 2.05 Cash
                  means cash on hand in the Trust and/or
                  cash receivable by the Trust as of the
                  date of the supplemental deposit in
                  respect of a coupon date which has
                  occurred on or before the date of such
                  supplemental deposit, reduced by
                  payables and accrued expenses on such
                  date, but shall not include cash
                  received on any Security which is
                  allocable to the amount paid to the Unit
                  Holders of record on the first
                  settlement date for the Trust.

                        Accordingly, for a deposit
                  subsequent to the 90-day period
                  following the first deposit of
                  Securities:

                        (l)  Any Additional Bonds included
                  in a deposit shall be identical to Bonds held in the Trust immediately prior to the deposit and in face amounts such

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                                      -5-

                  that (i) the face amount of Additional
                  Bonds of a particular issue included in

                  a deposit divided by (ii) the aggregate
                  of the face amounts of all Additional
                  Bonds included in the deposit results in a fraction which is the same as the fraction resulting from division of
                  (iii) the aggregate face amount of the
                  Bonds of the same issue held in the
                  Trust divided by (iv) the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit;

                        (2)  Any deposit of Additional
                  Securities shall be accompanied by Cash
                  in an amount bearing the same ratio to
                  the aggregate face amount of all
                  Additional Bonds in the deposit as the
                  Cash held in the Trust immediately prior to the deposit bears to the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution only to the Sponsor or with respect to Units issued and outstanding prior to the deposit;
                  and

                        (3)  Any Additional Deposited Units
                  included in a deposit shall be identical with Deposited Units then held in the Trust and shall be in numbers determined by multiplying the number of Deposited
                  Units with respect to a particular prior series of the National Municipal Trust held in the Trust immediately prior to the deposit by the fraction obtained by dividing the face amount of all Additional Bonds included in the deposit by the face amount of all Bonds included in the Trust immediately prior to the deposit;

                  and for a deposit during the 90-day
                  period following the first deposit of
                  Securities in the Trust, the rules
                  stated in paragraphs (1), (2) and (3) of

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                                      -6-

                  this Section 2.05 shall apply except
                  that any Additional Securities
                  (including Additional Contract
                  Securities) need be only substantially

                  similar (rather than identical to)
                  Securities held in the Trust immediately prior to the deposit and the proportionality requirements need be met only to the extent practicable. Without limiting the generality of the phrase
                  "to the extent practicable", if the
                  Depositor specifies a minimum face
                  amount of a Bond or minimum number of
                  Deposited Units with respect to a
                  particular trust to be included in a
                  deposit and such minimum requirement
                  cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities
                  (including Securities of an issue
                  originally deposited) in order to meet
                  the foregoing proportionality
                  requirements shall be considered as a
                  meeting of such requirements "to the
                  extent practicable".

                  Each deposit of Additional Securities
                  shall be listed in and made in
                  accordance with a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The execution by the
                  Depositor in connection with the deposit of Additional Securities of a
                  Supplementary Schedule to the Reference
                  Trust Agreement shall constitute the
                  approval by the Depositor as
                  satisfactory in form and substance of
                  the contracts to be entered into or
                  assumed by the Trustee with regard to
                  any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust."

    C. Article III, entitled "Administration of Trust", shall be amended as follows:

            (i)  The first part of the first sentence of
                  Section 3.01 Initial Costs shall be
                  amended to substitute the following
                  language before the phrase "provided,
                  however":

                 "With respect to the Trust, the cost of
                  the preparation and printing of the
                  Certificates, Indenture, Registration
                  Statement and other documents relating
                  to the Trust, Federal and State
                  registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

                  Section 3.01 shall be further amended to add the following language:

                 "To the extent the funds in the Interest
                  and Principal Accounts of the Trust
                  shall be insufficient to pay the
                  expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.05 at the rate of accrual set forth in the next sentence, and the provisions of
                  Section 6.04 with respect to the
                  reimbursement of disbursements for Trust expenses including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to

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                                      -8-


               this Section. For purposes of calculation of distributions under Section 3.05 and the addition provided in clause (4) of Section
               5.01, the expenses borne by the Trust
               pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. The Depositor will provide the Trustee with a written estimate of organizational expenses upon which the Trustee shall be entitled to rely unless and until a revised written estimate of such expenses is delivered to the Trustee by the depositor, in which event the Trustee shall make appropriate adjustments to Unit Value and the evaluation of the Trust pursuant to
               Section 5.01, and to the accrual of such expenses of purposes of calculating distributions."

           (ii)  section 3.05 Distribution shall be
                 amended by replacing "$1.00" with
                 "$5.00" in the first and last sentences
                 of the third paragraph;

          (iii) section 3.05 shall be further amended to add the following paragraph after the end thereof: "On each Deferred Sales
                 Charge payment date set forth in the
                 prospectus for a Trust, the Trustee
                 shall pay the account created pursuant
                 to Section 3.15 the amount of the
                 Deferred Sales Charge payable on each
                 such date as stated in the prospectus
                 for a Trust.  Such amount shall be
                 withdrawn from the Principal Account and the Income Account from the amounts therein designated for such purpose or otherwise deducted from such accounts."

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                            -9-


           (iv) sections 3.06 A(3) and 3.06B(3) shall be amended by adding the following: "and any Deferred Sales Charge paid".

            (v)  section 3.07 shall be amended by adding
                 the following at the end thereof:  "In

                 order to pay the Deferred Sales Charge,
                 the Trustee shall sell or liquidate such an amount of Securities at such time and from time to time and in such manner as the Depositor shall direct such that the proceeds of such sale or liquidation shall be sufficient to pay the amount required to be paid to the Depositor pursuant to the Deferred Sales Charge program as set forth in the prospectus for a Trust."

           (vi)  section 3.14 Replacement Bond shall be
                 amended by deleting from part (vi) of
                 the second sentence the words "in the
                 category A or better" and inserting
                 after the word "organization" the words
                 "in the same category as the Contract
                 Bond which it replaces";

      D.    Section 3.15 shall be added as follows:

            Section 3.15. Deferred Sales Charge. If the Reference Trust Agreement and prospectus for a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified in and as permitted by the prospectus, withdraw from the Income Account or from the Principal Account, as directed by the Depositor, an amount per Unit specified in the prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Depositor.
            If the balances in the Income and Principal Accounts are insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Principal Account, sell Securities and credit the proceeds thereof to such special Depositor's Account or credit Securities in kind to

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                           -10-

            such special Depositor's Account.  Such
            directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Depositor to sell a Security, instructions as to execution of such sales. If a Unit Holder redeems Units prior to full payment of the

            Deferred Sales Charge, the Trustee shall, if so provided in the Reference Trust Agreement and prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Unit
            Holder an amount equal to the unpaid portion of the Deferred Sales Charge as such amount is certified by the Depositor to the Trustee prior to the Redemption Date, upon which certification the Trustee shall be entitled to rely, and distribute such amount to such special
            Depositor's Account or, if the Depositor shall purchase such Unit pursuant to the terms of
            Section 5.02 hereof, the Depositor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. The Depositor may at any time instruct the Trustee to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account.

      E.    Article V, entitled "Trust Evaluation; Redemption,
            Purchase, Transfer, Interchange or Replacement of
            Certificates," Section 5.01 Trust Evaluation shall be amended as follows:

            (i)  the second sentence of the first
                 paragraph of Section 5.01 shall be
                 amended by deleting the word "and"
                 appearing immediately prior to
                 subsection (3) of such sentence and
                 inserting the following at the end of
                 such sentence:  ", and (4) amounts
                 representing organizational expenses
                 paid less amounts representing accrued
                 organizational expenses of a Trust."

           (ii)  The following shall be added at the end
                 of the first paragraph of Section 5.01:

                        Until the Depositor has informed the
                  Trustee that there will be no further deposits of Additional Securities pursuant to section 2.05, the Depositor shall provide the Trustee with

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                           -11-

                  written estimates of (i) the total
                  organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in conneciton with the initial deposit and all anticipated deposits of Additional

                  Securities. For purposes of calculating the value of the Trust and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

      F.    Article VI, entitled "Trustee", section 6.01 General
            Definition of Trustee's Liabilities, Rights and
            Duties shall be amended as follows:

            (i)  Section 6.01(g) shall be amended by deleting the
                  word "originally"

           (ii) Section 6.01(g) shall be amended by inserting the phrase "including supplemental deposits, if any, of Securities in the Trust" after the first reference to "Trust".

      G.    Article IX, entitled "Additional Covenants;
            Miscellaneous Provisions", Section 9.01 Amendments shall be amended as follows:

            (i)   To add the following phrase after the word
                  "Indenture" in (1):

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                           -12-

                  "except as the result of the deposit of
                  Additional Securities, as herein
                  provided"

            (ii)  To add the following phrase after the word
                  "Bonds" in (2):


                  "except in the manner permitted by the
                  Indenture as in effect on the first
                  deposit of Securities".

      H. Reference to Standard & Poor's Corporation in their capacity as Evaluator is replaced by Kenny S&P
            Evaluation Services, a division of J.J. Kenny Co.,
            Inc., throughout the Basic Agreement.

      I. Reference to Prudential-Bache Securities Inc. in their capacity as Sponsor is replaced by Prudential
            Securities Incorporated throughout the Basic
            Agreement.

      J. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase
            Manhattan Bank throughout the Basic Agreement.


                                 Part II.

                   SPECIAL TERMS AND CONDITIONS OF TRUST


            The following special terms and conditions are hereby agreed to:

            A.    The Trust is denominated National Municipal
Trust, Series 188 (the "National Trust").

            B. The interest-bearing obligations listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

            C.    The term "Depositor" shall mean Prudential
Securities Incorporated.

            D. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 12,000.


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                           -13-

            E. A Unit is hereby declared initially equal to 1/12,000th.

            F.    The term "First Settlement Date" shall mean
October 25, 1996.

            G.    The term "Computation Date" shall mean

November 10, 1996.

            H.    The term first "Distribution Date" shall mean
November 25, 1996.

            I. The term "Monthly Record Date" shall mean the tenth day of each month commencing December 10, 1996.

            J. The term "Monthly Distribution Date" shall mean the twenty-fifth day of each month following a Monthly Record
Date commencing December 25, 1996.

            K.    The Trust will terminate on the date of
maturity, redemption, sale or other disposition of the last
Security held in the Trust.


            L. The first distribution to Monthly Unit Holders will be a distribution in the amount of $2.27.

            M. For purposes of this Series -- National Municipal Trust, Series 188 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

            N. The Sponsor's Annual Portfolio Supervision Fee shall be a maximum of $0.25 per $1,000 principal amount of underlying Bonds.

            O. The Trustee's Annual Fee as set forth in the Indenture in Section 6.04 shall be $1.28 per $1,000 principal amount of Bonds under the monthly distribution option.

            P. The Units of the Trust shall be subject to a deferred sales charge.


            [Signatures and acknowledgments on separate pages]

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                           -14-


      The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for Series 188 is hereby incorporated by reference herein as Schedule A hereto.